Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (From S-8 No. 333-113534) pertaining to the Amended and Restated GA Financial, Inc. 1996 Stock-Based Incentive Plan of First Commonwealth Financial Corporation of our report dated January 28, 2004, with respect to the consolidated financial statements of First Commonwealth Financial Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Pittsburgh, Pennsylvania

June 10, 2004